UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)     March 22, 2001


                            WORLD INTERNETWORKS, INC.
             (Exact name of registrant as specified in its chapter)


           Nevada                         033-05844-NY           87-0575839
(State or other jurisdiction              (Commission           (IRS Employer
      of incorporation                    File Number)       Identification No.)

625 Cochran Street, Simi Valley, California                          93065
(Address of principal executive offices)                           (Zip Code)




Registrant's telephone number, including area code:   (805) 582-3600


           ----------------------------------------------------------
          (Former name or former address, if changed since last report)

         This Form 8-K/A is being filed to include the financial statements and pro forma financial information omitted from the current report on Form 8-K dated March 22, 2001 and filed on March 29, 2001.

Item 7.  Financial Statements and Exhibits.

(a)      Financial statements of businesses acquired.

         The required financial statements for the periods specified in Rule 3-05(b) of Regulation S-X are included herein.

(b)      Pro forma financial information.

         On March 22, 2001, World Internetworks, Inc. ("WINS") acquired all of the outstanding common stock of GTData Corporation ("GTD") in a business combination described as a "reverse acquisition." For accounting purposes, the acquisition has been treated as the acquisition of WINS by GTD.

         Immediately prior to the acquisition, WINS had 7,806,232 shares of common stock outstanding. As part of WINS' reorganization with GTD, WINS issued 7,688,403 shares of its common stock to the shareholders of GTD in exchange for all outstanding shares of GTD.

         The operations of WINS had substantially ceased before the time of the acquisition and WINS had nominal assets and liabilities. The operations of WINS will not be continued by the surviving entity. In light of these facts and circumstances, disclosure of prior financial information in pro forma presentation is not deemed to be material to an understanding of future operations and accordingly no pro forma financial information is presented here. For an understanding of the prior financial information of GTD, please see the separate audited financial statements attached as exhibits to this Form 8-K/A. For an understanding of the prior financial statements of WINS, please see the separate audited financial statements filed in the WINS' annual report on Form 10-KSB filed with the Securities and Exchange Commission.

                       GT DATA CORPORATION AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                 For The Years Ended December 31, 2000 and 1999

                                      with

                      INDEPENDENT AUDITORS' REPORT THEREON
--------------------------------------------------------------------------------

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
GT Data Corporation


We have audited the accompanying consolidated balance sheet of GT Data Corporation and subsidiary (the "Company") as of December 31, 2000, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the each of the years in the two-year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2000, and the results of their operations and their cash flows for each of the years in the two-year period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As disclosed in Note 1, the Company has negative working capital of $801,385, borrowings of approximately $650,000 in default and an accumulated deficit of $793,262 at December 31, 2000, losses from operations through December 31, 2000 and a lack of operational history. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty.




                                               By: /s/ CORBIN & WERTZ
                                               ----------------------
                                                       CORBIN & WERTZ

Irvine, California
May 16, 2001

                       GT DATA CORPORATION AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                                                                               December 31, 2000
                                                                                ----------------
ASSETS

Current assets:
     Cash                                                                       $        331,899
     Accounts receivable, net of allowance for
      doubtful accounts of $120,000                                                      880,307
     Inventories                                                                         854,534
     Prepaid expenses and other current assets                                            23,997
                                                                                ----------------
         Total current assets                                                          2,090,737

Property and equipment, net                                                              282,371
Intangible assets, net                                                                   498,730
Other assets                                                                              30,356
                                                                                ----------------
                                                                                $      2,902,194
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable and accrued liabilities                                   $      1,229,026
     Accrued payroll and related expenses                                                403,845
     Line of credit                                                                      365,180
     Notes payable                                                                       281,414
     Notes payable to related parties                                                    568,000
     Current portion of obligations under capital lease                                   11,546
     Related party payables                                                               33,111
                                                                                ----------------
         Total current liabilities                                                     2,892,122

Obligations under capital lease, net of current portion                                    6,903
                                                                                ----------------
         Total liabilities                                                             2,899,025
                                                                                ----------------
Commitments and contingencies

Stockholders' equity:
     Series A preferred stock, $0.001 par value; 1 share authorized, issued
       and outstanding                                                                      --
     Series B preferred stock, $0.001 par value; 10,000,000 shares authorized;
       1,457,000 shares issued and outstanding (liquidation preference
       of $728,500)                                                                        1,457
     Common stock, $0.001 par value; 100,000,000 shares authorized;
       13,375,334 shares issued and outstanding                                           13,375
     Additional paid-in capital                                                        1,107,382
     Subscriptions receivable                                                           (325,783)
     Accumulated deficit                                                                (793,262)
                                                                                ----------------
         Total stockholders' equity                                                        3,169
                                                                                ----------------

                                                                                $      2,902,194
                                                                                ================



                      See independent auditors' report and
             accompanying notes to consolidated financial statements

                       GT DATA CORPORATION AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                     Years Ended December 31,
                                                                                      2000              1999
                                                                                ----------------  ----------------

Net sales                                                                       $      7,092,579  $           --

Cost of sales                                                                          5,181,507              --
                                                                                ----------------  ----------------
         Gross profit                                                                  1,911,072              --
                                                                                ----------------  ----------------
Operating expenses:
     Employee compensation                                                             1,647,816            41,613
     Selling, general and administrative                                                 794,643            63,419
                                                                                ----------------  ----------------
         Total other expenses                                                          2,442,459           105,032
                                                                                ----------------  ----------------
Operating loss                                                                          (531,387)         (105,032)
                                                                                ----------------  ----------------
Other income (expense):
     Interest expense                                                                   (112,525)          (8,836)
     Other, net                                                                          (11,345)           14,356
                                                                                ----------------  ----------------
         Total other income (expense)                                                   (123,870)            5,520
                                                                                ----------------  ----------------
Loss before provision for income taxes                                                  (655,257)          (99,512)

Provision for income taxes                                                                 1,600               800
                                                                                ----------------  ----------------
Net loss                                                                        $       (656,857) $      (100,312)
                                                                                ================  ================
Basic and diluted net loss available to common
  stockholders per common share                                                 $          (0.05) $          (0.03)
                                                                                ================  ================
Basic and diluted weighted average common shares
  outstanding                                                                         13,228,366         3,696,184
                                                                                ================  ================


                      See independent auditors' report and
             accompanying notes to consolidated financial statements

                       GT DATA CORPORATION AND SUBSIDIARY

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

      For Each of The Years In The Two-Year Period Ended December 31, 2000

                                 (SPLIT TABLE)

                                       Preferred A          Preferred B               Common Stock
                                     Shares   Amount     Shares       Amount       Shares       Amount
                                   ----------   ----   ----------   ----------   ----------   ----------
Balances, January 1, 1999                --     $-           --     $     --          1,000   $        1

Estimated fair market value of
  common stock issued for
  expenses paid by an officer            --     --           --           --      4,399,000        4,399

Issuance of common stock for
  a subscription receivable              --     --           --           --      8,000,000        8,000

Interest earned on subscriptions
  receivable                             --     --           --           --           --           --

Net loss                                 --     --           --           --           --           --
                                   ----------   ----   ----------   ----------   ----------   ----------

Balances, December 31, 1999              --     --           --           --     12,400,000       12,400

Issuance of Series A preferred
  stock for cash                            1   --           --           --           --           --

Issuance of Series B preferred
  stock for cash, net of
  commissions  paid  of $60,036          --     --      1,457,000        1,457         --           --


                                 Additional
                                   Paid-in   Subscription   Accumulated
                                   Capital    Receivable      Deficit        Total
                                 ----------   ----------    ----------    ----------
Balances, January 1, 1999        $      499   $     --      $  (36,093)   $  (35,593)

Estimated fair market value of
  common stock issued for
  expenses paid by an officer        75,601         --            --          80,000

Issuance of common stock for
  a subscription receivable         292,000     (300,000)         --            --

Interest earned on subscriptions
  receivable                           --         (4,783)         --          (4,783)

Net loss                               --           --        (100,312)     (100,312)
                                 ----------   ----------    ----------    ----------

Balances, December 31, 1999         368,100     (304,783)     (136,405)      (60,688)

Issuance of Series A preferred
  stock for cash                        100         --            --             100

Issuance of Series B preferred
  stock for cash, net of
  commissions  paid  of $60,036     667,007         --            --         668,464



                      See independent auditors' report and
             accompanying notes to consolidated financial statements

                       GT DATA CORPORATION AND SUBSIDIARY

      For Each of The Years In The Two-Year Period Ended December 31, 2000

                                 (SPLIT TABLE)

                                          Preferred A                 Preferred B            Common Stock
                                     Shares         Amount        Shares       Amount     Shares     Deficit
                                   ----------   -------------  -----------  ----------  ----------  ----------

Estimated fair market value of
  common stock issued for the
  purchase of TSLI                       --              --           --          --       975,334         975

Interest earned on subscriptions
  receivable                             --              --           --          --          --          --

Net loss                                 --              --           --          --          --          --
                                   ----------   -------------  -----------  ----------  ----------  ----------
Balances, December 31, 2000                 1   $        --      1,457,000  $    1,457  13,375,334  $   13,375
                                   ==========   =============  ===========  ==========  ==========  ==========


                                    Paid-in    Subscription  Accumulated
                                    Capital     Receivable     Deficit       Total
                                   ----------   ----------   ----------    ----------

Estimated fair market value of
  common stock issued for the
  purchase of TSLI                     72,175          --            --        73,150

Interest earned on subscriptions
  receivable                             --         (21,000)         --       (21,000)

Net loss                                 --            --      (656,857)     (656,857)
                                   ----------   ----------   ----------    ----------
Balances, December 31, 2000        $1,107,382   $ (325,783)  $ (793,262)   $    3,169
                                   ==========   ==========   ==========    ==========



                      See independent auditors' report and
             accompanying notes to consolidated financial statements

                       GT DATA CORPORATION AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                     Years Ended December 31,
                                                                                     2000               1999
                                                                                ----------------  ----------------
Cash flows from operating activities:
     Net loss                                                                   $       (656,857) $       (100,312)
     Adjustments to reconcile net loss to net cash
       provided by (used in) operating activities:
          Depreciation and amortization                                                  197,563              --
          Estimated fair market value of common stock
            issued for expenses                                                             --              80,000
          Interest accrued on stock subscription
            receivable                                                                   (21,000)           (4,783)
          Changes in operating assets and liabilities, net
            of TSLI acquisition:
              Accounts receivable                                                         85,051              --
              Inventories                                                                (97,588)             --
              Prepaid expenses and other                                                  (1,104)             --
              Income taxes receivable                                                    180,879              --
              Accounts payable and accrued expenses                                      370,422            60,697
              Related party payables                                                      31,782           (36,968)
                                                                                ----------------  ----------------
     Net cash provided by (used in) operating activities                                  89,148            (1,366)
                                                                                ----------------  ----------------
Cash flows from investing activities:
     Cash obtained in acquisition                                                         75,666              --
     Purchases of property and equipment                                                 (24,181)             --
                                                                                ----------------  ----------------
     Net cash provided by investing activities                                            51,485              --
                                                                                ----------------  ----------------
Cash flows from financing activities:
     Net repayments under line of credit                                                (295,469)             --
     Net proceeds from issuance of preferred stock                                       668,564              --
     Principal payments on capital lease obligation                                      (10,248)             --
     Principal payments on notes payable                                                (543,330)             --
     Borrowings on notes payable to related parties                                      470,000              --
     Principal payments on notes payable to related
       parties                                                                          (100,000)             --
                                                                                ----------------  ----------------
     Net cash provided by financing activities                                           189,517              --
                                                                                ----------------  ----------------
Net change in cash                                                                       330,150            (1,366)

Cash at beginning of year                                                                  1,749             3,115
                                                                                ----------------  ----------------
Cash at end of year                                                             $        331,899  $          1,749
                                                                                ================  ================
Continued ...


                      See independent auditors' report and
             accompanying notes to consolidated financial statements

                       GT DATA CORPORATION AND SUBSIDIARY


                                                                                     Years Ended December 31,
                                                                                      2000              1999
                                                                                ----------------  ----------------

Supplemental disclosure of cash flow information:
   Cash paid during the year for:
        Interest                                                                $         93,916  $           --
                                                                                ================  ================
        Income taxes                                                            $           --    $           --
                                                                                ================  ================

See accompanying notes to the financial statements for additional information relating to non-cash investing and financing activities during the years ended December 31, 2000 and 1999.



                      See independent auditors' report and
             accompanying notes to consolidated financial statements

                       GT DATA CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 For The Years Ended December 31, 2000 and 1999

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Organization and Operations

GT Data Corporation (the "Company") was originally incorporated on April 14, 1998 according to the laws of Colorado. The Company was reincorporated according to the laws of Delaware on February 17, 2000. The Company is engaged in the sale, repair and support service of in-warranty and out-of-warranty peripheral devices for a variety of large and small brand name manufacturers.

Principles of Consolidation

The consolidated financial statements include the accounts of Technical Services and Logistics, Inc. ("TSLI"), a wholly owned subsidiary (see Note 2). All significant intercompany accounts and transactions have been eliminated in consolidation.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company has negative working capital of $801,385, borrowings of approximately $650,000 in default (see Notes 6 and 7) and an accumulated deficit of $793,262 at December 31, 2000, losses from operations through December 31, 2000 and a lack of operational history, among other matters, which raise substantial doubt about its ability to continue as a going concern. The Company intends to fund operations through increased sales and debt and equity financing arrangements which management believes may be insufficient to fund its capital expenditures, working capital and other cash requirements for the fiscal year ending December 31, 2001. The Company also intends to renegotiate its borrowing terms with its lender or replace the lender (see Note 6). Therefore, the Company will be required to seek additional funds to finance its long-term operations. The successful outcome of future activities cannot be determined at this time and there is no assurance that if achieved, the Company will have sufficient funds to execute its intended business plan or generate position operating results.

The financial statements do not include any adjustments related to recoverability and classification of assets carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Risks and Uncertainties

The Company operates in a highly competitive industry that is subject to intense competition, government regulation and rapid technological change. The Company's operations are subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks associated with an emerging business, including the potential risk of business failure.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include, among others, provision for losses on accounts receivable, valuation for losses on obsolete inventory and valuation on deferred taxes. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 107 ("SFAS 107"), "Disclosures About Fair Value of Financial Instruments." SFAS 107 requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. The carrying amount of the Company's cash, accounts receivable, accounts payable, accrued liabilities, line of credit, capital lease obligations and notes payable approximates their estimated fair values due to the short-term maturities of those financial instruments. The fair value of related party notes payable and related party accounts payable are not determinable as the transactions are with related parties.

Concentration Risk

The Company grants credit to customers within the United States of America and does not require collateral. The Company's ability to collect receivables is affected by economic fluctuations in the geographic areas served by the Company. Reserves for uncollectible amounts are provided, based on past experience and a specific analysis of the accounts, which management believes are sufficient. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

Three customers accounted for approximately 60% of total product sales for fiscal 2000. There were no such sales concentrations for fiscal 1999. At December 31, 2000, three customers accounted for approximately 65% of accounts receivable.

Inventories

Inventories are stated at the lower of average cost or market. Cost is determined on a weighted average basis which approximates the first-in, first-out basis. Market is determined by comparison with recent purchases or net realizable value (see Note 3).

Such net realizable value is based on management's forecast for sales of the Company's products in the ensuing years. The industry in which the Company operates is characterized by technological advancement and change. Should demand for the Company's products prove to be significantly less than anticipated, the ultimate realizable value of the Company's inventories could be substantially less than the amount shown on the accompanying consolidated balance sheet.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from three to seven years. Equipment under capital lease obligations is depreciated over the shorter of the estimated useful life or the term of the lease. Repairs and maintenance are charged to expense as incurred while improvements are capitalized. Upon the sale or retirement of property and equipment, the accounts are relieved of the cost and the related accumulated depreciation, with any resulting gain or loss included in the consolidated statements of operations.

Intangible Assets

Intangible assets include goodwill, representing the excess of the purchase price over the estimated fair value of the net assets acquired (see Notes 2 and 5). Goodwill is amortized using the straight-line method over 15 years.

Long-Lived Assets

During 1995, the FASB issued Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of," which requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In accordance with the provisions of SFAS 121, the Company regularly reviews long-lived assets and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Based on its analysis, the Company believes that no impairment of the carrying value on its long-lived assets exists at December 31, 2000. There can be no assurance, however, that market conditions will not change or demands for the Company's services or products will continue which could result in impairment on long-lived assets in the future.

Stock-Based Compensation

The Company accounts for non-employee stock-based compensation under Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock Based Compensation." SFAS 123 defines a fair value based method of accounting for stock-based compensation. However, SFAS 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." Under APB 25, compensation cost, if any, is recognized over the respective vesting period based on the difference, on the date of grant, between the fair value of the Company's common stock and the grant price. Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income and earnings per share, as if the fair value method of accounting defined in SFAS 123 had been applied. The Company has elected to account for its stock-based compensation to employees under APB 25 (see Note 10).

In March 2000, the FASB issued Interpretation No. 44 ("FIN 44"), "Accounting for Certain Transactions Involving Stock Compensation," an interpretation of APB 25. FIN 44 clarifies the application of APB 25 for (a) the definition of employee for purposes of applying APB 25 (b) the criteria for determining whether a plan qualifies as a non-compensatory plan, (c) the accounting consequence for various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain provisions cover specific events that occur after either December 15, 1998, or January 12, 2000. The adoption of FIN 44 did not have a material effect on the financial statements.

Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

Revenue Recognition

The Company records sales when goods are shipped to the customer or upon the completion of the service.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin 101 ("SAB 101"), "Revenue Recognition," which outlines the basic criteria that must be met to recognize revenue and provides guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the Securities and Exchange Commission. The effective date of this pronouncement was the fourth quarter of the fiscal year beginning after December 15, 1999. The adoption of SAB 101 did not have a material impact on the Company's financial position and results of operations.

Warranty

The Company provides warranties ranging from ninety days to six months on certain products sold. Estimated future warranty obligations related to certain products and services are provided by charges to operations in the period in which the related revenue is recognized. The Company has a warranty reserve of approximately $40,000 at December 31, 2000.

Advertising

The Company expenses the cost of advertising when incurred as selling expense. Advertising expenses were approximately $30,000 and $0 for the years ended December 31, 2000 and 1999, respectively.

Earnings Per Share

The Company has adopted Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings Per Share." Under SFAS 128, basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of shares assumed to be outstanding during the period of computation. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Because the Company has incurred net losses, basic and diluted loss per share are the same as additional potential common shares would be anti-dilutive (see
Note 12).

Comprehensive Income

The Company has adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income." SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The adoption of SFAS 130 did not have a material effect on the Company's results of operations or financial position as the Company has no items of comprehensive income.

Segments of Business

The Company has adopted Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 changes the way public companies report information about segments of their business in their annual financial statements and requires them to report selected segment information in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. The Company currently operates in one segment, as disclosed in the accompanying consolidated statements of operations.

Recent Accounting Pronouncements

In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet at their fair value. This statement, as amended by SFAS 137 and 138, is effective for financial statements for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not expect the adoption of this standard to have a material impact on its results of operations, financial position or cash flows as it currently does not engage in any derivative or hedging activities.

NOTE 2 - BUSINESS COMBINATIONS

Effective February 28, 2000, the Company acquired TSLI in a business combination accounted for as a purchase. Prior to the business combination, one of the majority stockholders of the Company was a stockholder of TSLI. The Company issued 975,334 shares of its common stock in exchange for all the outstanding common shares of TSLI. The shares issued for TSLI were valued at $73,150 ($0.075 per share) which represents the estimated fair market value. Management of the Company estimated the value of the Company's shares exchanged after considering the restricted nature of the common stock, the limited operating history of the Company, and the liquidation preference and the convertible nature of its preferred shares sold on the same date of the acquisition.

The purchase price was allocated to the business acquired based on the relative fair values of the assets acquired and liabilities assumed, as follows:

                   Cash                                                              $      75,666
                   Accounts receivable                                                     965,358
                   Inventories                                                             756,946
                   Property and equipment                                                  426,416
                   Goodwill                                                                528,067
                   Income tax receivable                                                   180,879
                   Other                                                                    53,249
                   Accounts payable and accrued liabilities                             (1,201,341)
                   Line of credit                                                         (660,649)
                   Notes payable                                                          (824,744)
                   Related party notes payable                                            (198,000)
                   Obligations under capital leases                                        (28,697)
                                                                                     -------------

                                                                                     $      73,150
                                                                                     =============


The results of operations of TSLI are included in the accompanying financial statements from March 1, 2000. The following pro forma summary presents consolidated results of operations as if TSLI had been acquired as of the beginning of the Company's 2000 fiscal year


                                                                                Year Ended December 31,
                                                                                         2000
                                                                                     -------------
                   Net sales                                                         $   8,251,984
                                                                                     =============

                   Net loss                                                          $    (585,620)
                                                                                     =============

                   Loss per common share                                             $       (0.04)
                                                                                     =============

The above amounts are based upon certain assumptions and estimates, which the Company believes are reasonable. The pro forma results of operations do not purport to be indicative of the results which would have been obtained had the business combination occurred as of January 1, 2000 or which may be obtained in the future.

NOTE 3 - INVENTORIES

Inventories consisted of the following at December 31, 2000:

                   Raw materials                                                     $      50,883
                   Work in progress                                                        359,543
                   Finished goods                                                          444,108
                                                                                     -------------

                                                                                     $     854,534
                                                                                     =============


NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of December 31, 2000:

                   Machinery and equipment                                           $     163,973
                   Automobiles                                                               6,777
                   Furniture and fixtures                                                  121,712
                   Software                                                                 70,314
                   Leasehold improvements                                                   87,821
                                                                                     -------------
                                                                                           450,597

                   Less accumulated depreciation and amortization                         (168,226)
                                                                                     -------------

                                                                                     $     282,371
                                                                                     =============

Depreciation and amortization expense was $168,226 and $0 for the years ended December 31, 2000 and 1999, respectively.

NOTE 5 - INTANGIBLE ASSETS

Intangible assets consisted of goodwill associated with the acquisition of TSLI as of February 28, 2000 (see Note 2).

                   Goodwill                                                          $     528,067
                   Accumulated amortization                                                (29,337)
                                                                                     -------------

                                                                                     $     498,730
                                                                                     =============

Total amortization expense related to goodwill was $29,337 and $0 for the years ended December 31, 2000 and 1999, respectively.

NOTE 6 - LINE OF CREDIT

The Company has a revolving line of credit agreement (the "Line") with a financial institution. The Line bears interest at the prime rate (9.50% at December 31, 2000) plus 1% per annum. The Line is secured by substantially all of the Company's assets. The terms of the agreement provide for borrowings of up to the lesser of $750,000 or the aggregate of 80% of eligible accounts receivable and 20% of eligible inventory, as defined, of which none was available at December 31, 2000 due to the Company being in default. At December 31, 2000, the Company's outstanding borrowings totaled $365,180. The Line requires the Company to maintain certain net worth and solvency ratio covenants, with which the Company was not in compliance as of December 31, 2000. The Line was to mature on July 1, 2001; however the Company entered into a forbearance agreement with the financial institution which requires the Line and term notes (see Note 7) to be paid in full on June 15, 2001. The Company is in the process of renegotiating the terms of the forbearance agreement and has entered into preliminary discussions with a new financial institution. Interest expense incurred on the Line totaled $44,880 and $0 for the years ended December 31, 2000 and 1999.

NOTE 7 - NOTES PAYABLE

Notes payable consist of the following as of December 31, 2000:

Note payable to a financial institution,  secured by
substantially   all  assets  of  the   Company   and
guaranteed by the President and certain stockholders
and directors;  payable in monthly  installments  of
$4,320   including   interest  at  prime  (9.50%  at
December  31,  2000) plus  2.75%,  maturing  in June
2007.                                                     $     229,938

Note payable to a financial institution,  secured by
substantially all assets of the Company;  payable in
monthly  installments of $2,779,  including interest
at  prime  (9.5%  at  December  31,  2000)  plus 1%,
maturing April 2002.                                             41,667

Other                                                            9,809
                                                          -------------

                                                          $     281,414
                                                          =============

The above notes payable are included in the forbearance agreement (see Note 6) which is due and payable on June 15, 2001. As a result, the Company classified the note payable as a current liability in the accompanying consolidated balance sheet at December 31, 2000.

NOTE 8 - RELATED PARTY TRANSACTIONS

Notes Payable

Notes payable to related parties consist of the following at December 31, 2000:

Working  capital  loans  from  two of the  Company's
major  stockholders.  The borrowings accrue interest
at 8% and are due  July  31,  2001.  Total  interest
expense   incurred  and  accrued  related  to  these
borrowings  was $12,800 for the year ended  December
31, 2000,  which is included in accounts payable and
accrued liabilities in the accompanying consolidated
balance sheet at December 31, 2000.                       $     470,000

Working   capital   loans  from  an   employee   and
stockholder.  The borrowings, which are subordinated
to the  Line  (see  Note  6) and  notes  payable  to
financial institutions (see Note 7), accrue interest
at 7%  per  annum  and  are  due  on  demand.  Total
interest  expense  incurred  and accrued  related to
these borrowings was $9,230 and $8,836 for the years
ended  December  31,  2000 and  1999,  respectively.
Interest   accrued   related  to  these   borrowings
included in accounts payable and accrued liabilities
in the  accompanying  consolidated  balance sheet at
December 31, 2000 totaled approximately $33,000.                 98,000
                                                          -------------

                                                          $     568,000
                                                          =============
Related Party Payables

Related party payables represent expenses of the Company paid by an officer of the Company. The advances bear no interest and totaled $33,111 at December 31, 2000. During the year ended December 31, 1999, the Company issued 4,399,000 shares of common stock valued at $80,000 to the related party for payment on such advances (see Note 10).

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Leases

The Company is a lessee of certain property and equipment under a capital lease agreement that expires in June 2002. Terms of the lease requires a monthly payment of $1,194, with an imputed interest rate of 13%. The asset under capital lease is recorded at the lower of the present value of the minimum lease payments or the fair market value of the related assets.

In addition, the Company leases certain property and equipment under operating lease agreements, which expire on various dates through July 2002 and provide for monthly lease payments ranging from $277 to $27,268. The Company's lease for its facilities expires January 31, 2002.

The future minimum annual lease payments under these agreements as of December 31, 2000 are as follows:

                                                        Capital          Operating
                                                        Leases             Leases          Total
                                                    --------------    --------------   --------------
     2001                                           $       13,000    $      375,000   $      388,000
     2002                                                    7,000            42,000           49,000
                                                    --------------    --------------   --------------

     Total minimum lease payments                           20,000    $      417,000   $      437,000
                                                                      ==============   ==============

     Less amount representing interest                      (1,552)
                                                    --------------

     Present value of minimum lease
       payments                                             18,448

     Less current portion                                  (11,546)
                                                    --------------

                                                    $        6,902
                                                    ==============


Rent expense under operating leases for the fiscal years ended December 31, 2000 and 1999 was $365,644 and $0, respectively. Interest expense incurred pursuant to the capital lease obligations was $2,680 and $0 for the years ended December 31, 2000 and 1999, respectively.

The following is an analysis of the leased equipment under capital leases as of December 31, 2000, which is included in property and equipment (see Note 4):

                  Furniture and fixtures            $       35,808
                  Accumulated depreciation                  (7,673)
                                                    --------------

                                                    $       28,135
                                                    ==============

Legal

The Company may be involved from time to time in various claims, lawsuits, disputes with third parties, actions involving allegations or discrimination or breach of contract actions incidental in the normal operations of the business. The Company is currently not involved in any such litigation which management believes could have a material adverse effect on its financial position or results of operations.

NOTE 10 - STOCKHOLDERS' EQUITY

Preferred Stock

The Company's articles of incorporation authorize up to 27,000,000 shares of $0.001 par value preferred stock. Shares of preferred stock may be issued in one or more classes or series at such time as the Board of Directors determine. As of December 31, 2000, the Board of Directors designated 1 share of Series A preferred stock ("Preferred A"). Each share of Preferred A is convertible into common stock at a rate of $0.50 per share, subject to future adjustments, as defined. During the year ended December 31, 2000, the Company sold 1 share of Preferred A for proceeds of $100.

As of December 31, 2000, the Board of Directors had designated 10,000,000 shares of Series B 7% convertible preferred stock ("Preferred B"). Each Preferred B share has a liquidation preference of $0.50 per share plus accrued dividends and is convertible at anytime into such number of fully paid and non-assessable shares of common stock as is determined by dividing $0.50 plus the amount of any accrued and unpaid dividends by the conversion price of $0.50 at the time of conversion, subject to future adjustments, as defined. The Preferred B shares are automatically converted in the event of an effective registration statement filing or an affirmative vote of the Preferred holders voting as a separate class.

During fiscal year 2000, the Company sold 1,457,000 shares of Preferred B to investors for proceeds of $668,464 (net of commissions paid of $60,036).

Stock Split

On February 17, 2000, the Company's board of directors approved a two-for-one stock split. All references throughout these financial statements to number of shares, per share amount, stock option and market prices of the Company's common stock have been restated to reflect this stock split.

Common Stock

In July 1999, the Company issued 4,399,000 shares of common stock to an officer of the Company for expenses paid by the officer on behalf of the Company (see
Note 8). Management of the Company valued the shares at $0.018 per share, or $80,000, based on the restricted nature of the stock and management's estimate of the value of the Company.

In October 1999, the Company sold 8,000,000 shares of common stock for a stock subscription receivable of $300,000. These notes bear interest at a per annum rate of 7% and remain outstanding as of December 31, 2000. The Company recognized interest income in the amount of $21,000 and $4,783 during the years ended December 31, 2000 and 1999, respectively. The Company has classified the stock subscription receivable as a reduction in stockholders' equity in the accompanying consolidated statement of stockholders' equity (deficit) at December 31, 2000.

In February 2000, the Company issued 975,334 shares of common stock in consideration for 100% of the issued and outstanding shares of TSLI. (see Note
2). The shares were valued at $73,150 ($0.075 per share), based on management's estimate after considering the restricted nature of the common stock, the limited operating history of the Company, and the liquidation preference and the convertible nature of its preferred shares sold on the same date of acquisition.

Stock Options

In February 2000, the Company's board of directors and majority shareholders approved and adopted the GT Data Corporation 2000 Stock Option Plan ("the 2000 plan"). As amended, a total of 10,000,000 shares of common stock are reserved for issuance under the 2000 plan. The exercise price for each option shall be equal to 100% to 110% of the fair market value of the common stock on the date of grant, as defined. The plan shall terminate ten years after its adoption by the board of directors and may be terminated by the board of directors on any earlier date, as defined.

During the year ended December 31, 2000, the Company issued options pursuant to the 2000 plan to purchase 5,828,000 shares of the Company's common stock at exercise prices ranging from $0.075 per share to $0.09 per share (the estimated fair market values at the dates of grant). The options vest over a three-year period from the dates of grant and are exercisable through December 20, 2008.

Under the terms of the TSLI acquisition agreement and pursuant to the 2000 plan, the Company granted options to purchase 14,500 shares of the Company's common stock at an exercise price of $0.075 per share (the estimated fair market value on the date of grant by the Company) to employees of TSLI for options which were previously issued to purchase 34,800 shares of TSLI common stock. Due to the exercise price being equal to the estimated fair market value, no additional amount was allocated to the purchase price of the acquisition related to the value of these options (see Note 2). The options vest over a three-year period from the date of grant and are exercisable through December 20, 2008.

The following is a status of the stock options outstanding at December 31, 2000 and the changes during the two years then ended:


                                                                                          Weighted
                                                                                          Average
                                                                         Options       Exercise Price
                                                                      --------------   --------------
          Balance, January 1, 1999 and 2000                                     --     $        -
              Granted                                                      5,842,500             0.08
              Expired                                                           --               0.08
              Cancelled                                                     (126,500)            0.08
                                                                      --------------   --------------

          Balance, December 31, 2000                                       5,716,000   $         0.08
                                                                      ==============   ==============

          Exercisable, December 31, 2000                                   1,344,344   $         0.08
                                                                      ==============   ==============

          Weighted average fair value of options granted                               $         0.02
                                                                                       ==============


All of the options at December 31, 2000 have exercise prices between $0.075 per share to $0.09 per share, with a weighted average exercise price of $0.08 and a weighted average remaining contractual life of seven and one half years.

Subsequent to December 31, 2000 and pursuant to the acquisition agreement with WINS (see Note 14), each outstanding option to purchase three shares of GT Data Corporation were automatically converted into an option to purchase one share of WINS.

Had compensation costs for the Company's 2000 options granted to employees been determined consistent to SFAS 123, the minimum value of each option would have been estimated using the Black-Scholes option pricing model on the date of grant using the following assumptions: (i) no dividend yield, (ii) weighted average risk free interest rate of approximately 6.25% and (iii) average expected useful life of five years. As a result, the Company's net loss and net loss per share for the year ended December 31, 2000 would approximate the pro forma amount below:

                                                          December 31, 2000
                                                      As Reported        Pro Forma
                                                    --------------    --------------

                   Net loss                         $     (656,857)   $     (673,744)
                                                    ==============    ==============

                   Basic and diluted loss per
                     common share                   $        (0.05)   $        (0.05)
                                                    ==============    ==============

NOTE 11 - INCOME TAXES

The tax effects of temporary differences that give rise to deferred taxes at December 31, 2000 are as follows:

          Deferred tax asset:
              Net operating loss carryforward                         $      306,000

              Less valuation allowance                                      (306,000)
                                                                      --------------

              Net deferred tax asset                                  $         --
                                                                      ==============

The valuation allowance increased by $261,017 during the year ended December 31, 2000. No current provision for income taxes for the year ended December 31, 2000 and 1999 is required, except for minimum California state taxes of $800 per entity, since the Company incurred losses during the years.

The provision for income taxes for the years ended December 31, 2000 and 1999 differs from the amount computed by applying the U.S. Federal income tax rate of 34% to loss before income taxes as a result of the following;

                                                                           2000             1999
                                                                      --------------   --------------
          Computed tax benefit at federal statutory rate              $     (222,787)  $      (33,834)
          State income tax benefit, net of federal effect                    (38,230)          (5,806)
          Increase in valuation allowance                                    261,017           39,640
          Other, net                                                           1,600              800
                                                                      --------------   --------------

                                                                      $        1,600   $          800
                                                                      ==============   ==============


As of December 31, 2000, the Company had net operating loss carryforwards of approximately $790,000 and $390,000 for federal and California state income tax reporting purposes, which expire in 2020 and 2005, respectively.

NOTE 12 - EARNINGS PER SHARE

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for the years ended December 31, 2000 and 1999:

                                                                         Years Ended December 31,
                                                                           2000             1999
                                                                      --------------   --------------

     Numerator for basic and diluted earnings per share:
          Net loss charged to common stockholders                     $     (656,857)  $     (100,312)

     Denominator for basic and diluted earnings per share:
          Weighted average shares                                         13,228,366        3,696,184
                                                                      --------------   --------------

     Basic and diluted earnings per share                             $        (0.05)  $        (0.03)
                                                                      ==============   ==============

NOTE 13 - EMPLOYEE BENEFIT PLAN

The Company sponsors a defined contribution 401(k) plan. Substantially all employees of the Company who have attained the age of 21 and completed three months of service are eligible participants of the plan. The Company does not match contributions of the plan. As a result, cost related to the plan were insignificant to the Company during fiscal 2000 and 1999.

NOTE 14 - SUBSEQUENT EVENTS

Preferred Stock

Subsequent to year end, the Company sold 22,000 shares of Preferred B to investors for proceeds of $11,000.

Merger

Pursuant to an acquisition agreement, effective March 22, 2001, the Company completed a transaction whereby it was merged with and into World Internetworks, Inc. ("WINS") and the separate corporate existence of the Company ceased. The transaction was recorded as a "reverse acquisition" (the "Merger") whereby the Company was considered to be the accounting acquirer as it retained control of WINS after the Merger. Simultaneously with the Merger, all the outstanding shares of common stock and preferred stock of GTD were exchanged on a one-for-one basis for shares of common stock of WINS.

Pursuant to the Merger, certain stockholders of the Company agreed to surrender 7,165,932 shares of common stock of the Company prior to the consummation of the Merger.

At the time of the Merger and following a one-for-two reverse stock split, WINS had 7,806,232 shares outstanding, inclusive of finder fee shares issued in the merger. By virtue of the Merger, the stockholders of the Company acquired 7,688,403 shares of WINS. The total issued, outstanding and committed shares of the combined entities subsequent to the Merger was 15,494,635 shares. Since WINS's continuing operations and balance sheet are insignificant, a pro forma consolidated balance sheet at December 31,2000 and consolidated statement of operations for the year ended December 31, 2000 are not presented here.

(c)      Exhibits

                  Not Applicable.






                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       WORLD INTERNETWORKS, INC.

Date:    June 5, 2001                  By: /s/ Robert Genesi
                                       ---------------------
                                               Robert Genesi, President